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                                                                EXHIBIT 10.33(b)





                             SCG HOLDING CORPORATION
                            2000 STOCK INCENTIVE PLAN
                         TAKE OWNERSHIP (ON Ownership) GRANT AGREEMENT



      This Take Ownership Grant Agreement is made and entered into by and between SCG Holding Corporation ("Company") and ________________ ("Optionee"), as of the ____ day of ____________, 2000 ("Date of Grant").

                                    RECITALS


         A. The Board of Directors of the Company has adopted the SCG Holding Corporation 2000 Stock Incentive Plan ("Plan") as an incentive to retain employees, officers, and consultants of the Company and to provide employees, officers, and consultants of the Company an opportunity for them to have a proprietary interest in the success of the Company.

         B. The Board has approved the granting of options to the Optionee pursuant to the Plan to provide an incentive to the Optionee to focus on the long-term growth of the Company.

         In consideration of the mutual covenants and conditions hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Optionee agree as follows:

                  1. GRANT OF TAKE OWNERSHIP GRANT. The Company hereby grants to the Optionee the right and option (hereinafter referred to as the "Take Ownership Grant") to purchase an aggregate of 50 shares (such number being subject to adjustment as provided in paragraph 11 hereof and Section 14 of the
Plan) of the Common Stock of the Company (the "Stock") on the terms and conditions herein set forth. This Take Ownership Grant may be exercised in whole or in part and from time to time as hereinafter provided. The Take Ownership Grant granted under this Agreement is NOT intended to be an "incentive stock option" as set forth in Section 422 of the Internal Revenue Code of 1986, as amended.

                  2. VESTING OF TAKE OWNERSHIP GRANT. The Take Ownership Grant shall vest and become fully exercisable on the second anniversary of the Date of Grant.

                  3. PURCHASE PRICE. The price at which the Optionee shall be entitled to purchase the Stock covered by the Take Ownership Grant shall be the price at which the Company's Stock is offered under its initial public offering of Stock ("IPO Price"), provided, however, that, with respect to Participants who do not reside in the United States, if the day on which the Company receives approval by the applicable foreign jurisdiction to offer Stock in such jurisdiction is later than the day on which the Company's initial public offering becomes effective, the exercise price per share of Stock under the Take Ownership Grants shall be the Fair Market Value on the day on which the Company receives approval by the applicable foreign jurisdiction to offer Stock to such Participants.

                  4. TERM OF TAKE OWNERSHIP GRANT. The Take Ownership Grant granted under this Agreement shall expire, unless otherwise exercised, ten years from the Date of Grant,


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through and including the normal close of business of the Company on
______________ ("Expiration Date"), subject to earlier termination as provided in paragraph 8 hereof.

                  5. EXERCISE OF TAKE OWNERSHIP GRANT. The Take Ownership Grant may be exercised by the Optionee as to all or any part of the Stock then vested by delivery to the Company of written notice of exercise and payment of the purchase price as provided in paragraphs 6 and 7 hereof.

                  6. METHOD OF EXERCISING TAKE OWNERSHIP GRANT. Subject to the terms and conditions of this Take Ownership Grant Agreement, the Take Ownership Grant may be exercised by timely delivery to the Company of written notice, which notice shall be effective on the date received by the Company ("Effective Date"). The notice shall state the Optionee's election to exercise the Take Ownership Grant, the number of shares in respect of which an election to exercise has been made, the method of payment elected (see paragraph 7 hereof), the exact name or names in which the shares will be registered and the Social Security number of the Optionee. Such notice shall be signed by the Optionee and shall be accompanied by payment of the purchase price of such shares. In the event the Take Ownership Grant shall be exercised by a person or persons other than Optionee pursuant to paragraph 8 hereof, such notice shall be signed by such other person or persons and shall be accompanied by proof acceptable to the Company of the legal right of such person or persons to exercise the Take Ownership Grant. All shares delivered by the Company upon exercise of the Take Ownership Grant shall be fully paid and nonassessable upon delivery.

                  7. METHOD OF PAYMENT FOR TAKE OWNERSHIP GRANT. Payment for shares purchased upon the exercise of the Take Ownership Grant shall be made by the Optionee in cash, previously-acquired Stock held for more than six months (through actual tender or by attestation), broker-assisted cashless exercise arrangement, or such other method permitted by the Board and communicated to the Optionee in writing prior to the date the Optionee exercises all or any portion of the Take Ownership Grant.

                  8. TERMINATION OF EMPLOYMENT OR SERVICES. If the Optionee terminates employment or otherwise ceases to perform services for the Company for any reason, the Optionee may, at any time within 90 days after the effective date of the Optionee's termination, exercise the Take Ownership Grant to the extent that the Optionee was entitled to exercise the Take Ownership Grant at the date of termination, provided that in no event shall the Take Ownership Grant be exercisable after its Expiration Date.

                  9. NONTRANSFERABILITY. The Take Ownership Grant granted by this Take Ownership Grant Agreement shall be exercisable only during the term of the Take Ownership Grant provided in paragraph 4 hereof and, except as provided in paragraph 8 above, only by the Optionee during his lifetime and while an Optionee of the Company. This Take Ownership Grant shall not be transferable by the Optionee or any other person claiming through the Optionee, either voluntarily or involuntarily, except by will or the laws of descent and distribution or such other events as set forth in Section 13.6 of the Plan.

                  10. MARKET STAND-OFF AGREEMENT. The Optionee, if requested by the Company and an underwriter of Stock (or other securities) of the Company, agrees not to sell or


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otherwise transfer or dispose of any Stock (or other securities) of the Company held by the Optionee during the period not to exceed 180 days as requested by the managing underwriter following the effective date of a registration statement of the Company filed under the Securities Act. Such agreement shall be in writing in a form satisfactory to the Company and such underwriter. The Company may impose stop transfer instructions with respect to the Stock (or other securities) subject to the foregoing restriction until the end of such project.

                  11. ADJUSTMENTS IN NUMBER OF SHARES AND PURCHASE PRICE. In the event of a stock dividend or in the event the Stock shall be changed into or exchanged for a different number or class of shares of stock of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, there shall be substituted for each such remaining share of Stock then subject to this Take Ownership Grant the number and class of shares of stock into which each outstanding share of Stock shall be so exchanged, all without any change in the aggregate purchase price for the shares then subject to the Take Ownership Grant, all as set forth in Section 14 of the Plan.

                  12. DELIVERY OF SHARES. No shares of Stock shall be delivered upon exercise of the Take Ownership Grant until (i) the purchase price shall have been paid in full in the manner herein provided; (ii) applicable taxes required to be withheld have been paid or withheld in full; (iii) approval of any governmental authority required in connection with the Take Ownership Grant, or the issuance of shares thereunder, has been received by the Company; and (iv) if required by the Board, the Optionee has delivered to the Board an Investment Letter in form and content satisfactory to the Company as provided in paragraph 13 hereof.

                  13. SECURITIES ACT. The Company shall not be required to deliver any shares of Stock pursuant to the exercise of all or any part of the Take Ownership Grant if, in the opinion of counsel for the Company, such issuance would violate the Securities Act of 1933 or any other applicable federal or state securities laws or regulations. The Board may require that the Optionee, prior to the issuance of any such shares pursuant to exercise of the Take Ownership Grant, sign and deliver to the Company a written statement ("Investment Letter") stating (i) that the Optionee is purchasing the shares for investment and not with a view to the sale or distribution thereof; (ii) that the Optionee will not sell any shares received upon exercise of the Take Ownership Grant or any other shares of the Company that the Optionee may then own or thereafter acquire except either (a) through a broker on a national securities exchange or (b) with the prior written approval of the Company; and
(iii) containing such other terms and conditions as counsel for the Company may reasonably require to assure compliance with the Securities Act of 1933 or other applicable federal or state securities laws and regulations. Such Investment Letter shall be in form and content acceptable to the Board in its sole discretion.

                  14. DEFINITIONS; COPY OF PLAN. To the extent not specifically provided herein, all capitalized terms used in this Take Ownership Grant Agreement shall have the same meanings ascribed to them in the Plan. By the execution of this Agreement, the Optionee acknowledges receipt of a copy of the Plan.

                  15. ADMINISTRATION. This Take Ownership Grant Agreement shall at all times be subject to the terms and conditions of the Plan and the Plan shall in all respects be administered by the Board in accordance with the terms of and as provided in the Plan. The


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Board shall have the sole and complete discretion with respect to all matters reserved to it by the Plan and decisions of the majority of the Board with respect thereto and to this Take Ownership Grant Agreement shall be final and binding upon the Optionee and the Company. In the event of any conflict between the terms and conditions of this Take Ownership Grant Agreement and the Plan, the provisions of the Plan shall control.

                  16. CONTINUATION OF EMPLOYMENT OR SERVICES. This Take Ownership Grant Agreement shall not be construed to confer upon the Optionee any right to continue in the employ of, or providing services to, the Company and shall not limit the right of the Company, in its sole discretion, to terminate the employment or services of the Optionee at any time.

                  17. OBLIGATION TO EXERCISE. The Optionee shall have no obligation to exercise any Take Ownership Grant granted by this Agreement.

                  18. GOVERNING LAW. This Take Ownership Grant Agreement shall be interpreted and administered under the laws of the State of Delaware.

                  19. AMENDMENTS. This Take Ownership Grant Agreement may be amended only by a written agreement executed by the Company and the Optionee. The Company and the Optionee acknowledge that changes in federal tax laws enacted subsequent to the Date of Grant, and applicable to stock options, may provide for tax benefits to the Company or the Optionee. In any such event, the Company and the Optionee agree that this Take Ownership Grant Agreement may be amended as necessary to secure for the Company and the Optionee any benefits that may result from such legislation. Any such amendment shall be made only upon the mutual consent of the parties, which consent (of either party) may be withheld for any reason.

         IN WITNESS WHEREOF, the Company has caused this Take Ownership Grant Agreement to be signed by its duly authorized representative and the Optionee has signed this Take Ownership Grant Agreement as of the date first written above.

                                        SCG HOLDING CORPORATION


                                        By: ____________________________________



                                        ________________________________________
                                        (Optionee)




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